UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2005

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1445 Ross Avenue, Suite 5300, Dallas, Texas	75202

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 647-0415

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Office Lease

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On May 3, 2005, the Company entered into an Office Lease (the “Lease”) with Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership (“Crescent Funding”). The Lease is for a term of ten years, and the Company has the option of terminating the Lease at the end of the fifth year of the term subject to payment of a penalty. Pursuant to the Lease, the Company is to occupy approximately 20,500 square feet of office space in the office building located at 3333 Lee Parkway in Dallas, where the Company will have its executive offices and also relocate all of its operations now located in Fort Worth, Texas, and certain operations now conducted in Miami, Florida. This step toward consolidation of operations is a component part of the Company’s long-term development plan that was initiated in conjunction with the recapitalization of the Company, which was completed on January 21, 2005.

     The lease will commence upon completion of tenant improvements required by the Company for its reconfigured operations, expected to be in August, 2005. The annual expense for base rental charges will be approximately $350,000. The lease also grants to the Company the right to extend the lease at then-applicable market rates for two successive five year periods commencing upon the expiration of the original term and gives the Company a preferential right to lease additional space if needed.

     The general partner of Crescent Funding is CRE Management VIII, L. P., a Delaware limited liability company, of which Crescent Real Estate Equities, Ltd., a Delaware corporation (“Crescent”), is the Manager. Crescent is also the owner of the building. Two of the directors of the Company, Robert W. Stallings (the executive Chairman of the Board of Directors) and John C. Goff, are members of the Board of Managers of Crescent. Mr. Goff is also the Chief Executive Officer and Vice Chairman of the Board of Managers of Crescent. As of April 28, 2005, Messrs. Stallings and Goff were the beneficial owners of 71,300 and 4,835,471 Common Shares, respectively, of Crescent. The Company’s executive offices are currently located at 1445 Ross Avenue, Suite 5300, Dallas, Texas, in a building also owned by a limited partnership managed by Crescent, pursuant to a lease expiring in August, 2006 (the “Old Lease”). Following the commencement of the Lease, the Company will receive credit against rent payments for approximately $11,800 per month of its rental payments on the Old Lease.

     The Lease was unanimously approved by the members of the Company’s Board of Directors other than Messrs. Stallings and Goff, who did not vote on the Lease.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit
10.37	Office Lease dated May 3, 2005 by and between Crescent Real Estate Funding VIII, L.P. and GAINSCO, Inc. (exhibits to the Lease are omitted from Exhibit 10.37).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Glenn W. Anderson
Glenn W. Anderson, President and
Chief Executive Officer

DATED: May 9, 2005

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EXHIBIT INDEX

Exhibit
Number	Exhibit
99.1	Office Lease dated May 3, 2005 by and between Crescent Real Estate Funding VIII, L.P. and GAINSCO, Inc. (exhibits to the Lease are omitted from Exhibit 10.37).